                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act
of 1934 (Amendment No.   )

Check the appropriate box:

[x]  Preliminary Information Statement

[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5
     (d)(2))

[ ]  Definitive Information Statement


                               GETTING READY CORPORATION
                     (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

     [x]  No Fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

          (1) Title of each class of securities to which transaction applies:

          (2) Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4)Proposed maximum aggregate value of transaction:

          (5)Total fee paid:

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)Amount Previously Paid:

          (2)Form, Schedule or Registration Statement No.:

          (3)Filing Party:

          (4)Date Filed:






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                         GETTING READY CORPORATION
                      1428 Brickell Avenue, Suite 105
                              Miami, FL 33131

Dear Stockholders:

     We are writing to advise you that we intend to change the name of the Company to Brickell Acquisition Group, Inc. This action was approved on December 21, 2006 by the Board of Directors and shareholders who hold a majority of our issued and outstanding voting securities by written consent in lieu of a special meeting in accordance with the relevant sections of the Delaware General Corporation Law.

     WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     No action is required by you. The accompanying information statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This information statement is first mailed to you on or about January 2, 2007.

     Please feel free to call us at (305) 371-4112 should you have any questions on the enclosed Information Statement. We thank you for your continued interest in Getting Ready Corporation.

                                      For the Board of Directors of
                                      Getting Ready Corp.


                                      By: /s/Glenn L. Halpryn
                                      ---------------------------------------
                                                 Glenn L. Halpryn,
                                              Acting Chief Executive Officer





















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                          GETTING READY CORPORATION
                       1428 Brickell Avenue, Suite 105
                            Miami, Florida 33131
                          Telephone (305) 371-4112

                      INFORMATION STATEMENT REGARDING
                  ACTION TO BE TAKEN BY WRITTEN CONSENT OF
                          MAJORITY STOCKHOLDERS
                      IN LIEU OF A SPECIAL MEETING

                   WE ARE NOT ASKING YOU FOR A PROXY,
               AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                 GENERAL

     This Information Statement is being furnished to the stockholders of Getting Ready Corporation, a Delaware corporation (the "Company") in connection with the adoption of an Amendment to our Certificate of Incorporation by written consent of our Board of Directors and the holders of a majority of our issued and outstanding voting securities in lieu of a special meeting. On December 21, 2006, our Board of Directors and the holders of a majority of our common stock approved an amendment to our Certificate of Incorporation to change our name to Brickell Acquisition Group, Inc. (the "Amendment"). This action will become effective on the date of filing the Amendment with the Delaware Secretary of State (the "Effective Date of the Amendment") in accordance with the relevant sections of the Delaware General Corporation Law.

     As of December 18, 2006 there are 8,983,087 shares of our common stock issued and outstanding. The following shareholders who collectively own approximately 57.8% of our outstanding common stock, which is in excess of the required majority of outstanding voting securities necessary for the adoption of this action, have executed a written consent approving the Amendment.

       Stockholder                                    No. of Shares Owned
       Steven Jerry Glauser                                1,724,929
       Glenn L. Halpryn                                    1,006,250
       Ernest M. Halpryn                                   1,312,453
       Stephen H. Bittel                                   1,149,953
                                                          ----------
       TOTAL                                               5,193,585 (57.8%)
                                                          ==========

     The elimination of the need for a meeting of stockholders to approve this action is made possible by Section 228 of the Delaware General Corporation Law, which provides that the written consent of the holders of outstanding shares of voting stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted,

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may be substituted for such a meeting.  In order to eliminate the costs involved in holding a special meeting, our Board of Directors voted to utilize the written consent of the holders of a majority in interest of our voting securities.

     Pursuant to Section 228 of the Delaware General Corporation Law, we are required to provide prompt notice of the taking of the corporate action without a meeting of stockholders to all stockholders who did not consent in writing to such action. This Information Statement serves as this notice. This Information Statement is first being mailed on or about January 2, 2007 to stockholders of record, and is being delivered to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.

     The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them, and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

No Dissenter's Rights

     No dissenter's rights are afforded to our stockholders under Delaware law as a result of the adoption of the Amendment.

                          OUR PRINCIPAL STOCKHOLDERS

     Our voting securities are comprised of our common stock. The holders of our shares of common stock are entitled to one vote for each outstanding share on all matters submitted to our stockholders. The following table contains information regarding record ownership of our common stock as of December 18, 2006 held by:

       * persons who own beneficially more than 5% of our outstanding voting securities,
       * our directors,
       * named executive officers, and
       * all of our directors and officers as a group.
















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

Name and Address                   Shares of Common Stock      Percent
of Beneficial Owner                 Beneficially Owned(1)        Owned
----------------------------------------------------------------------
Steven Jerry Glauser                   1,724,929                 19.2%
1428 Brickell Avenue, Suite 105
Miami, FL 33131

Ernest M. Halpryn                      1,312,453                 14.6%
1428 Brickell Avenue, Suite 105
Miami, FL  33156

Glenn L. Halpryn                       1,006,250                 11.2%
1428 Brickell Avenue, Suite 105
Miami, FL  33131

Stephen H. Bittel                      1,149,953                 12.8%
1428 Brickell Avenue, Suite 105
Miami, FL 33131

Michael Feiner                           574,976                  6.4%
1428 Brickell Avenue, Suite 105
Miami, FL 33131

Alan Jay Weisberg                         48,749                  0.5%
1428 Brickell Avenue, Suite 105
Miami, FL 33131

Noah M. Silver                           222,498                  2.5%
1428 Brickell Avenue, Suite 105
Miami, FL 33131

Curtis Lockshin                           10,000                  0.1%
1428 Brickell Avenue, Suite 105
Miami, FL 33131

All Officers and                       1,287,497                 14.3%
Directors as a Group(2)

Total Shares Outstanding
as of December 18, 2006                8,983,087

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after December 18, 2006 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with


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respect to all shares beneficially owned, subject to community property laws where applicable.

                               THE AMENDMENT

     On December 18, 2006, we had 8,983,087 shares of our common stock outstanding. Currently, there are 499,000,000 shares of common stock authorized. There are also 100,000,000 shares of preferred stock authorized, none of which have ever been issued.

     On December 4, 2006, a group of investors (the "New Control Group"), headed by Glenn L. Halpryn of Miami, Florida, and Steven Jerry Glauser of Denver, Colorado, purchased 89% of the outstanding common stock of the Company from 45 shareholders of the Company pursuant to the terms of a stock purchase agreement dated December 4, 2006. Including the restricted securities issued by the Company for working capital following the purchase of control, the New Control Group beneficially owns 93.3% of the outstanding shares of the Company. The total consideration paid for the purchase of the shares from the 45 shareholders and the purchase of the restricted shares from the Company was $1,335,405.

                            THE BOARD OF DIRECTORS

     In connection with the change of control, all of the Company's officers and directors resigned. The following individuals were elected to our Board of Directors to serve until their successors are elected:

DIRECTORS AND EXECUTIVE OFFICERS

     The current directors and the executive officers of the Company who will be appointed by the new Board of Directors are as follows:

NAME                      AGE       POSITION
----                      ---       --------
Glenn L. Halpryn           45       Chairman of the Board of
                                    Directors, Chief Executive
                                    Officer and President

Alan Jay Weisberg          60       Chief Financial Officer and Director

Noah M. Silver             48       Vice President, Secretary,
                                    Treasurer and Director

Curtis Lockshin            46       Director

     Glenn L. Halpryn. Mr. Halpryn has been Chairman of the Board and Chief Executive Officer of Orthodontix, Inc., a public company, since April 2001. Mr. Halpryn is also Chief Executive Officer and a director of Transworld Investment Corporation ("TIC"), serving in such capacity since June 2001.

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Since 2000, Mr. Halpryn has been an investor and the managing member of investor groups that were joint venture partners in 26 land development projects with one of the largest home builders in the country. From 1984 to June 2001, Mr. Halpryn served as Vice President/Treasurer of TIC. From 1999, Mr. Halpryn also served as Vice President of Ivenco, Inc. ("Ivenco") until Ivenco's merger into TIC in June 2001. In addition, since 1984, Mr. Halpryn has been engaged in real estate investment and development activities. From April 1988 through June 1998, Mr. Halpryn was Vice Chairman of Central Bank, a Florida state-chartered bank. Since June 1987, Mr. Halpryn has been the President of and beneficial holder of stock of United Security Corporation ("United Security"), a broker-dealer registered with the NASD. From June 1992 through May 1994, Mr. Halpryn served as the Vice President, Secretary-Treasurer of Frost Hanna Halpryn Capital Group, Inc., a "blank check" company whose business combination was effected in May 1994 with Sterling Healthcare Group, Inc. From June 1995 through October 1996, Mr. Halpryn served as a member of the Board of Directors of Sterling Healthcare Group, Inc. During 2002, Mr. Halpryn became a director of Ivax Diagnostics, Inc., a publicly held corporation, and is a member of its audit committee and chairman of its compensation committee.

     Alan Jay Weisberg. Mr. Weisberg has been the Acting Chief Financial Officer of Orthodontix, Inc. since 1999 and a director and the Treasurer of Orthodontix, Inc. since 2001. Since July 1986, Mr. Weisberg has been a stockholder in the accounting firm of Weisberg Brause & Co., Boca Raton, Florida. Mr. Weisberg has been the principal financial officer of United Security since June 1987.

     Noah M. Silver. Mr. Silver has been a director of Orthodontix, Inc. since 2001. Mr. Silver has been the Chief Financial Officer of TIC since June 2001, a firm in which Mr. Halpryn is the Chief Executive Officer and a director. From March 2000, Mr. Silver served as the Chief Financial Officer of Ivenco, serving in such capacity until Ivenco's merger into TIC in June 2001. From January 1997 through February 1999, Mr. Silver was the President of Dryclean USA, Florida Division, and Dryclean USA Franchise Company. From April 1995 through December 1996, Mr. Silver was the Florida Division Controller and Vice President of Dryclean USA, the parent company of Dryclean USA, Florida Division. Mr. Silver is a Certified Public Accountant and a Certified Management Accountant and has earned a Master of Accounting Degree.

     Curtis Lockshin. Since 2003, Dr. Lockshin has been an independent pharmaceutical and life sciences consultant, focused on small companies that seek to leverage their technology assets inside healthcare, biotechnology and security sectors. At Sepracor Inc. from 1998 to 2002, as a Scientist, Associate Director, and Director of Discovery Biology & Informatics, Dr. Lockshin was instrumental in establishing the New Leads program, which delivered novel chemical entities into the preclinical pipeline. In 2002-2003, while Director of Discovery Biology at Beyond Genomics, Inc., Dr. Lockshin co-developed strategies for utilizing proprietary technology platforms in clinical trial optimization and prediction of off-target drug activities. Dr. Lockshin's current activities include a program management engagement with 3rd Millennium Inc. (Waltham, MA) and a business development engagement with TelAztec LLC (Burlington, MA). Since 2004, Dr. Lockshin has served on the Board of Directors of the Ruth K. Broad Biomedical Research Foundation, a Duke University support corporation, which supports basic research related to Alzheimer's disease and neurodegeneration via intramural,
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extramural, and international grants.  Dr. Lockshin has been a director of
Orthodontix, Inc. since July 2006. Dr. Lockshin is a co-inventor on several U.S. patents and applications covering pharmaceuticals, biomaterials, and optics for remote biochemical sensing. He holds a Bachelor's degree in Life Sciences and a PhD in Biological Chemistry, both from the Massachusetts Institute of Technology.

                 WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

     We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 100 F Street, N.E, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC's web site at www.sec.gov.





































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
EXHIBIT A

                             CERTIFICATE OF AMENDMENT
                                      TO
                           CERTIFICATE OF INCORPORATION
                                      OF
                             GETTING READY CORPORATION


     1. The name of the corporation filing these Articles of Amendment is Getting Ready Corporation (the "Corporation").

     2 Article One of the Certificate of Incorporation of the Corporation is amended to read as follows:

                                  Article One

          Name:  The name of the Corporation is BRICKELL ACQUISITION GROUP,
          INC.


     3. The foregoing amendment was duly adopted by unanimous written consent of the directors and a majority of the shareholders of the Corporation on December 21, 2006.

          IN WITNESS WHEREOF, the undersigned President and Secretary of Getting Ready Corporation have executed this Certificate of Amendment on behalf of the Corporation on this __ day of January, 2007.


                                      GETTING READY CORPORATION

                                      By: /s/Glenn L. Halpryn
                                      ---------------------------------------
                                                 Glenn L. Halpryn,
                                              Chairman and President


                                      By: /s/Noah M. Silver
                                      ---------------------------------------
                                                  Noah M. Silver,
                                                     Secretary












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